Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

3DX INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	46-4485465
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3490
Primary Standard Industrial Classification Code Number

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger Janssen

Chief Executive Officer

2693 Delta Ring Rd,

Suite #2 Ferndale, WA 98248

(360) 366-8858

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

LII Law, PLC

1816 Kimberly Lake Dr Swansea, IL 62226

949-933-1964

lanhamlaw@outlook.com

PRELIMINARY OFFERING CIRCULAR

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Subject to Completion, Dated May 13, 2026

500,000,000 SHARES OF COMMON STOCK

3DX INDUSTRIES INC.

Common Stock

This is a public offering of securities of 3DX Industries Inc., a Nevada corporation (the “Company,” “3DX,” “we,” “our” and “us”). We are offering for sale up to 500,000,000 shares of our common stock at a price of $0.005 to $0.02 per share in a “Tier 2 Offering” under Regulation A (the “Offering”). The Offering will terminate at the earlier of: (1) the date at which 500,000,000 Shares have been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”). This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. Funds tendered by investors to the escrow account will be immediately available to the Company. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. LII Law, PLC., Randall Lanham, Esq. will serve as the escrow agent. The minimum investment amount for purchasers in this offering is five thousand dollars ($5,000.00).

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall have the right to immediately deposit said proceeds into the bank account of the Company and may utilize the proceeds immediately in accordance with the Use of Proceeds.

We expect to commence the offer and sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC. At the time of this Offering the Company Common Stock is listed on the OTCID Basic Market, OTC Markets Group, Inc. (collectively, (“OTCID”) under the trading symbol “DDDX”. However, there is no guarantee that the Company's stock will remain listed on the OTCID or any other exchange.

We have elected to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 6.

	Maximum Number of Shares	Offering Price	Commissions	Net Proceeds to the Company before expenses
Per Share	1	$0.005	–	$0.005
Total	500,000,000	$2,500,000	–	$2,500,000

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

The date of this offering circular is May __, 2026

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OFFERING CIRCULAR SUMMARY

About 3DX INDUSTRIES INC.:

3DX Industries Inc. (referred to as “us,” “we,” the “Company,” or “3DX”) is a Nevada corporation incorporated on October 23, 2008. 3DX operates in the additive manufacturing segment, providing manufacturing solutions to customers worldwide. The Company has capabilities in 3D metal printing, photopolymer/resin printing, and FDM (Fused Deposition Modeling) 3D printing, and also provides precision CNC machining and assembly services.

Manufacturing Capabilities

The Company offers additive manufacturing through metal printing, photopolymer/resin printing, and FDM printing, as well as traditional CNC precision machining. Our binder jet 3D metal printing system produces parts layer by layer from powdered material, a chemical binder, and a digital file, enabling the creation of complex geometries and multi-piece assemblies with precision and minimal waste.

3DX maintains a fully equipped CNC machine shop, including multiple CNC machining centers and supporting equipment. Integrating additive and traditional manufacturing under one roof allows the Company to efficiently produce high-quality, complex parts. The Company continually expands the range of part sizes, geometries, and materials it can support, and evaluates additional manufacturing technologies to meet customer needs.

Customer Applications

3DX serves product developers worldwide, converting 3D CAD designs into physical prototypes, functional test parts, and production components. Additive manufacturing enables rapid prototyping, while CNC machining ensures precision and quality where required.

Service Offering

By providing both additive and precision manufacturing in-house, 3DX delivers time and cost efficiencies. The Company offers services including 3D metal printing, photopolymer/resin printing, FDM printing, rapid prototyping, precision tooling and CNC milling.

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The Offering

Shares of common stock offered by us	We are offering up to 500,000,000 shares of our common stock at a price of $0.005 to $0.02 per share. There is no minimum investment required for the offering to close.

Use of proceeds	3DX intends to use the proceeds from the Offering to strengthen the Company’s financial position by repaying outstanding payables, which represent obligations incurred in the ordinary course of business. The proceeds will also be used to provide working capital and support the Company’s expansion, which may include operational expenses, hiring additional staff, acquisition of materials, equipment maintenance and upgrades, and further development of the Company’s manufacturing capabilities. A portion of the proceeds may also be allocated toward general corporate purposes as needed.

Termination of the Offering	The Offering will terminate at the earlier of: (1) the date all Shares are sold, (2) the date which is one year after this Offering being qualified by the SEC or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only and currently no market for our common stock exists nor may ever exist.

Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Trading Market	Prior to the date of this offering circular, our common stock is trading on the OTCID category. The is no guarantee the Company’s common stock shall remain quoted or listed on the OTCID market or any other exchange. The market for the Company’s common stock is thinly traded and there can be no guarantee a market will develop.

As a company with less than $1.0 billion in revenue during its last fiscal year, we will qualify as an "emerging growth company" as defined in the JOBS Act if and when we become a fully reporting company. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to the Company;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	reduced disclosure about the emerging growth company's executive compensation arrangements; and

•	be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

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As an emerging growth company, we will also be exempt from:

•	Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

•	Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

•	Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering,

•	the first fiscal year after our annual gross revenues are $1 billion or more,

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Because of limitations that exist for an emerging growth company, we intend to become an Exchange Act Reporting Company after this offering is completed. However, we cannot provide assurances as to the likely time period when this will be achieved.

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RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this offering circular, before you decide to invest in shares of our common stock.

If any of the following risks were to develop, our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1. 3DX is going concern and has limited financial resources.

The Company has accumulated losses since inception, and as of October 31, 2025, had a combined accumulated deficit of approximately $23.58 million and had negative working capital of approximately $3.71 million. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management recognizes that the Company must generate additional funds to enable it to continue operating. Management intends to raise additional financing through debt and or equity financing and by other means that it deems necessary, with the goal of moving forward and sustaining a prolonged growth in its strategy phases. However, no assurance can be given that the Company will be successful in raising additional capital. Further, even if the Company raises additional capital, there can be no assurance that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and may have to cease operations.

Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

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2. 3DX is and will continue to be completely dependent on the services of key personnel including, but not limited to, our President and CEO, Roger Janssen, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

3DX’s operations and business strategy are completely dependent upon the knowledge and business connections of Roger Janssen. If he should choose to leave us for any reason or if he becomes ill and unable to work for an extended period of time before we have hired additional personnel, our operations will be significantly disrupted and growth could be constrained. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Form 1-A. The Company’s operations and growth could be materially impaired without the services of Roger Janssen or an appropriate replacement.

We intend to acquire key-man life insurance on the life of Roger Janssen, naming 3DX as the beneficiary when and if we obtain the resources to do so and if the individual is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

3. Our CEO, Roger Janssen, has over 20 years of experience in managing both private and public companies.

Roger Janssen is an entrepreneurial-oriented executive who presents a rich mix of leadership talents and experience-backed judgment gained through over two decades of guiding the startup, growth, and profitability of diverse manufacturing firms serving private and public sectors, with a little financial reporting education or experience. He will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are not and will not be affiliated with our independent auditors. We currently have no formal arrangements with professionals to help both the CEO and COO and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

4. We will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which requires us to incur accounting and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to fund our operations and may prevent us from meeting our normal business obligations.

At the present time 3DX elects not to become subject to file periodic reporting requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Our legal counsel or other professional will review and assist in the preparation of such reports. The future costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

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5. We have only three board members and four advisory board members.

We have only three directors, one of whom is our President & CEO, Roger Janssen, Nicholas Coriano - VP East Coast Operations Director, and the other is Peter Divone Sr. - our Business Development Director. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like the decisions of the chief executive officer, compensation or audit issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholder(s) to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholder(s).

6. We Will Be Subjected to Regulatory Oversights.

The Company is subject to regulatory oversight by federal, state, and local authorities, as applicable to its business operations and industry. Compliance with these regulations may require ongoing monitoring, reporting, and adjustments to business practices, which could impose administrative burdens or financial costs. Failure to adhere to regulatory requirements could result in penalties, restrictions, or other enforcement actions. While the Company strives to maintain full compliance, evolving laws and interpretations may necessitate future operational changes. Investors should be aware that regulatory risks, including unforeseen compliance obligations, could impact the Company’s financial condition or growth prospects.

The operations in Washington are also subject to evolving state municipal laws, such as employment, tax, and industry-specific regulations which may require operational adjustments and could result in additional compliance cost.

Risks Related to Our Common Stock

7. Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

8. You will experience immediate and substantial dilution as a result of this Offering.

You will incur immediate and substantial dilution as a result of this Offering. Purchasers may be diluted by more than 273% of their purchase value depending on how many shares are sold.

9. Shareholder(s) may be diluted significantly because of the issuance of convertible financial instruments through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations or other products. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholder(s), to issue all or part of the authorized but unissued shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to the market. These actions will result in dilution of the ownership interests of existing shareholder(s) may further dilute common stock book value, and that dilution may be material.

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10. The interests of shareholder(s) may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our president and chairman own a significant majority of outstanding shares. In addition, our board of directors has authority, without action or vote of the shareholder(s), to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholder(s). Although transactions, other than those described in this offering circular, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholder(s).

11. Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholder(s) because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles and Bylaws of Incorporation provide that the Company indemnify its officers and directors to the fullest extent allowed under the laws of the State of Nevada.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

12. Currently, there is an established public market for our securities, although it is likely to be subject to significant price fluctuations.

Prior to the date of this offering circular, our common stock is trading on the “OTCID Basic Market” category.

13. Our common stock may become subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible

It is possible that our shares remain a “penny stock” in the future. Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affect any market liquidity for our common stock.

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14. Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. Thus, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

15. The ability of our executive officers and directors to control our business may limit or eliminate minority shareholder(s)’ ability to influence corporate affairs.

Our executive officers and directors beneficially own the currently outstanding common stock as per below table presented.

Individual Name (First, Last) or Entity Name (Include names of control person(s) if a corporate entity)	Position/Company Affiliation (ex: CEO, 5% Control person)	City and State (Include Country if outside U.S.)	Number of Shares Owned (List common, preferred, warrants and options separately)	Class of Shares Owned	Percentage of Class of Shares Owned (undiluted)
Roger Janssen	CEO, CFO, President, Secretary and Director, 5% Control Person	Bellingham, WA	25,087,569(1) 1,000,000	Common Shares Series A Preferred	20.84% 100%
Homescape, LLC Control Person: Nicholas Coriano	Director, VP East Coast Operations	Bridgeport, CT	5,297,904	Common Shares	4.40%
Peter Divone Sr.	Director	Shelton, CT	100,000	Common Shares	>0.1%

1. Of this amount 85,569 shares are held in a brokerage account for Roger Janssen.

Because of this beneficial stock ownership, they will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our executive officers and directors may differ from the interests of other shareholder(s) with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The other shareholder(s) would have no way of overriding decisions made by our executive officers and directors. This level of control may also have an adverse impact on the market value of our shares because our three executive officers may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

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16. A significant portion of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. If and when the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

A significant portion of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three-month period. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Date	Transaction Type	Amount	Class	Value	Discounted to Market	Control Person	Reason	Restricted or Unrestricted	Exempt or Regis
1/29/2024	New Issuance	1,000,000	Common	$0.023	Yes	ARK Capital Inc UBO Aikane Kessler	Shares issued to settle debt	Restricted – Rule 144	Rule 144
02/05/2024	New Issuance	400,000	Common	$0.025	No	Bryan O’Hare	Shares issued for services	Restricted- Rule 144	Rule 144
04/30/2024	New Issuance	1,132,000	Common	$0.50	No	RB Capital Partners Inc./ Deborah Braun managing partner	Debt conversion	Restricted- Rule 144	Rule 144
5/13/2024	New Issuance	60,000	Common	$0.0169	No	Anna Hagen	Loan Bonus	Restricted- Rule 144	Rule 144
05/13/2024	New Issuance	60,000	Common	$0.0169	No	Michael Campion	Loan Bonus	Restricted – Rule 144	Rule 144
06/07/2024	New Issuance	750,000	Common	$0.025	No	Bryan O’Hare	Shares issued for services	Restricted – Rule 144	Rule 144
08/15/2024	New Issuance	80,000	Common	$0.0172	No	Gary Helm and Mary Helm JT	Loan Bonus	Restricted – Rule 144	Rule 144
09/06/2024	New Issuance	250,000	Common	$0.0179	No	Howard Issacs	Shares issued for services	Restricted – Rule 144	Rule 144
09/06/2024	New Issuance	250,000	Common	$0.0179	No	Richard Cavalli	Shares issued for services	Restricted – Rule 144	Rule 144
09/16/2024	New Issuance	250,000	Common	$0.015	No	Sean Taylor	Shares issued for services	Restricted- Rule 144	Rule 144
07/05/2025	New Issuance	803,250	Common	$0.02	No	Alexandre Cross	Notice of Conversion under a convertible note	Restricted- Rule 144	Rule 144
07/15/2025	New Issuance	140,000	Common	$0.0124	No	Gary Helm and Mary Helm	Interest penalty payment	Restricted- Rule 144	Rule 144
07/15/2025	New Issuance	87,500	Common	$0.0124	No	Anna Hagen	Interest penalty payment	Restricted- Rule 144	Rule 144
07/15/2025	New Issuance	87,500	Common	$0.0124	No	Michael Campion	Interest Payment on Loan	Restricted- Rule 144	Rule 144
02/03/2026	New Issuance	50,000	Commons	$0.007	No	Stephen Ameny	Interest Payment	Restricted - Rule 144	Rule 144
04/20/2026	New Issuance	10,000,000	Common	$0.01	No	Trans-Continental Partners – Drew S Phillips	Contracted Agreement	Restricted - Rule 144	Rule 144
Shares Outstanding on Date of This Report: Ending Balance: Date: April 23, 2026 Common: 120,413,565 Preferred: Series A Preferred: 1,000,000

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17. We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

18. As an emerging growth company, our independent auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

19. Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE Market and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our president two other officers have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

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20. Our shares may not remain quoted on the OTC Pink marketplace or to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become unable to have our shares of common stock quoted on the OTC Pink market, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC Pink market), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTC Pink market. What this means is that while DTC-eligibility is not a requirement to trade on the OTC Pink market, it is a necessity to process trades on the OTC Pink market if a company’s stock is going to trade with any volume. There are no assurances that our shares will remain DTC-eligible or if delisted they will ever regain DTC-eligibility or how long it will take.

21. Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

If 3DX ever elects to become a fully public reporting company under the Exchange Act. We will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million before that time, we would cease to be an emerging growth company.

For Regulation A Tier 2 issuers, there are ongoing reporting requirements, though they are less burdensome than those for fully reporting companies under the Exchange Act. These requirements include the filing of annual reports (Form 1-K) within 120 calendar days after the end of the issuer’s fiscal year and semiannual reports (Form 1-SA) within 90 calendar days after the end of the first six months of the fiscal year. Additionally, issuers must file current reports (Form 1-U) within four business days of certain material events. If we elect not to register under the Exchange Act and become a fully reporting public company, our Common Stock may not be eligible to trade on a national securities exchange such as the NYSE or NASDAQ.

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If we elect not to become a fully public reporting company under the Exchange Act, we will not be required to publicly report on an ongoing basis, under the reporting rules set forth in Regulation A for Tier 2 issuers there is no ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. If we elect not to become a public reporting company our Common Stock will not be permitted to trade on a national securities exchange such as the NYSE MDDT.

In either case, we will not be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders would receive less information than they might expect to receive from more mature public companies.

22. Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

23. Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do so.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

If we are not an Exchange Act Reporting Company, we will also be limited in the types of securities we can issue in exchange for funds and/or services.

24. We will be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

As a public company, we will be required to comply with certain SEC rules in relation to Sections 302 and 404 of the Sarbanes-Oxley Act which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

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25. Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

For all the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

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USE OF PROCEEDS

The Company intends to use the net proceeds from this Offering allocated primarily to (i) covering professional fees associated with legal, accounting, and regulatory compliance, and (ii) working capital and general corporate purposes, with a primary focus on restructuring its balance sheet and stabilizing operations. Specifically, the Company plans to allocate remaining proceeds to fund immediate working capital needs, including the replenishment of raw materials inventory for the 3D metal printing photopolymer/resin, FDM and CNC machining operations, payment of overdue facility lease obligations, and funding for critical operating expenses. The Company believes this conservative allocation of proceeds is the most prudent path to restoring financial health, enabling it to retain key assets, re-establish creditworthiness with vendors, and provide a stable platform from which to pursue its long-term business strategy in the additive manufacturing sector. Pending these uses, the Company may invest the net proceeds in short-term, interest-bearing investment-grade securities.

3DX will not undertake projects requiring cash outlays until and unless revenues or resources are sufficient to cover such outlays.

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THE OFFERING

3DX is offering up to 500,000,000 shares of its common stock for sale at a price of $0.005 to $0.02 per share. There is no minimum number of shares that must be sold by us for the Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. If we only sell a limited number of shares in this Offering, our President will seek to raise funds privately to enable us to implement our business plan. However, his resources are limited and no assurances can be given as to the likelihood of his success in this regard. Therefore, investors in this Offering do incur a risk of losing their entire investment.

The Offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the Offering. Any such arrangement will add to our expenses in connection with the Offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Shares to our officer or directors of the Company. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction. Neither the Company, its officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are, therefore, not brokers nor are they dealers.

Funds tendered by investors will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the escrow account of LII Law, Randall Lanham, Esq. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the Closing Date at the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

After the Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

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The Company may engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology-related functions in connection with this offering, but not for underwriting or placement agent services:

•	Accept investor data from the Company;

•	Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

•	Review subscription agreements received from prospective investors to confirm they are complete;

•	Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

•	Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

•	Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

•	Serve as registered agent where required for state blue sky requirements,

•	Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

•	Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and comply with any required FINRA filings including filings required under Rule 5110 for the offering.

Funds will be deposited in an escrow account of LII Law, PLC managed by Randall Lanham, Esq. and will be made immediately available to the Company. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, confirmation of such acceptance will be sent to the subscriber by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering will commence on the qualification of this Offering Circular, as determined by the SEC and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this Offering, you must deliver an acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is $5,000.00. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

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Exchange Listing

For purposes of this Offering Circular, “OTCID” refers to the OTC Markets Group OTCID Basic Market.

The purchase of the common stock in this Offering involves a high degree of risk. The common stock offered in this Offering Circular is for investment purposes only, and our common stock is currently quoted on the OTCID. Our common stock may not have a sufficiently liquid market for resale of the shares.

The Company’s shares are currently quoted on the OTCID under the symbol DDDX; however, there is no assurance they will remain quoted there. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which may materially impair trading liquidity. While shares may in limited circumstances be transferred manually between accounts, such transfers are time-consuming and may not be practical for market participants.

DTC eligibility is not required to be quoted on the OTCID; however, it is generally necessary for efficient settlement and trading through broker-dealer systems. There can be no assurance that our shares will become DTC-eligible or, if achieved, how long such eligibility would take.

Pricing of the Offering

Prior to the Offering, the Shares are trading on OTCID. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price has yet to reflect the real relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are no limits on the amount an investor may purchase if, following the Offering, our Common Stock is listed on a national securities exchange, such as the New York Stock Exchange or Nasdaq Stock Market. The following investment limitations apply because our Common Stock is quoted on the OTC Markets Group (OTCID) rather than listed on a national securities exchange.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under How to calculate your net worth elsewhere in this offering circular). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

•	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under How to calculate your net worth);

•	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

•	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $3,600,000;

•	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

•	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

•	You are a trust with total assets in excess of $3,600,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

•	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $3,600,000.

Offering Period and Expiration Date

This Offering will start on or after the date that the Offering is qualified by the SEC and will terminate at the earlier of: (1) the date at which 500,000,000 Shares have been sold, (2) the date which is one year after this Offering being qualified by the SEC, or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

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Procedures for Subscribing

Investors must purchase at least 1,000,000 shares (equal to $5,000).

A copy of this Offering Circular including any updates as well as subscription agreements and related instructions can be found and downloaded from our website, at https://www.3dxindustries.com.

U.S. investors who participate in this Offering, including through selected dealers, will be required to deposit their funds in an escrow account held by Randall J. Lanham, Esq, of LII Law, PLC

Non-U.S. investors may participate in this Offering by depositing their funds in the escrow account held Randall J. Lanham, Esq. of LII Law, PLC

All funds deposited in the escrow account will be available to the Company immediately.

Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, if our common stock will not be listed on a national securities exchange, non-accredited investors are subject to investment limitations. A non-accredited, non-natural person (such as a corporation or other entity) may not invest more than 10% of the greater of its revenue or net assets, as of its most recent fiscal year end. A non-accredited natural person may not invest more than 10% of the greater of such investor’s annual income or net worth, as determined in accordance with Regulation A.

How to Calculate Net Worth:

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

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Share issuances

At January 31, 2026 we had 71 common shareholders.

The Company has a total of 750,000,000 shares authorized, $0.001 par value.

There are a total of 110,363,565 and 109,245,315 shares issued and outstanding, as of October 31, 2025, and October 31, 2024, respectively. And 120,413,565 shares issued and outstanding as of April 23, 2026.

In the event that individual shareholder(s) are offered shares in non-public offerings, all of these stockholders will have an opportunity to ask questions of and receive answers from our executive officers and will be provided with access to our documents and records in order to verify the information provided. Each of these shareholder(s) who was not an accredited investor will be required to represent that he/she had such knowledge and experience in financial and business matters that he/she are capable of evaluating the merits and risks of the investment, and we would need to determine grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. Transactions will be negotiated in face-to-face or telephone discussions between our executives and the individual purchasers, each of whom are required to indicate that they meet the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. 3DX has made a determination that such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor would have an equal or superior bargaining position in its dealings with 3DX. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, signed investment letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor is required to sign the same form of Investment Letter. The securities in such transactions will bear a restrictive legend and stop transfer instructions will be noted on our stock transfer records.

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DILUTION

“Dilution” represents the difference between the offering price per share and the net tangible book value per share immediately after the completion of this Offering. Net tangible book value per share is determined by dividing (i) the Company’s net tangible book value (total assets less total liabilities) after giving effect to the Offering, by (ii) the total number of shares of common stock outstanding immediately after the Offering.

As of January 31, 2026, the Company’s net tangible book value was approximately $(0.037) per share. Because this amount is negative, purchasers in this Offering will experience immediate and substantial dilution in net tangible book value per share upon completion of the Offering.

The following table illustrates the dilution to purchasers assuming the sale of 250,000,000 and 500,000,000 shares of common stock at an assumed offering price of $0.005 per share:

	Assuming the sale of offered shares:
	250,000,000 Shares	500,000,000 Shares
Offering Price	$0.005	$0.005
Shares Outstanding (Post)	370,413,565	620,413,565
Book Value Per Share (Pre)	$(0.037)	$(0.037)
Book Value Per Share (Post)	$(0.00866)	$(0.00315)
Net Increase to Equity (from offering)	$1,250,000	$2,500,000
Dilution to New Investors	273.2%	163.0%

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

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MARKET FOR OUR SECURITIES

There is currently a limited public market for our common stock, as our shares are quoted on the OTC Pink marketplace operated by OTC Markets Group under the symbol DDDX. However, an active or established public market for our common stock may never develop or be sustained.

Following the qualification of our Regulation A offering, our common stock is expected to continue to be quoted on the OTC Pink marketplace on the same basis as it is currently quoted. There can be no assurance that an active trading market for our shares will develop or be maintained, or as to the prices at which our common stock may trade or the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

There can be no assurance that our common stock will continue to be quoted on the OTC Pink marketplace or any other trading market. The market for our common stock is thinly traded, and there can be no assurance that an orderly or liquid market will develop.

Our common stock is currently eligible for electronic transfer through the Depository Trust Company (“DTC”), which facilitates the clearance and settlement of trades through broker-dealer systems. However, there can be no assurance that we will continue to maintain DTC eligibility. If our common stock were to become ineligible for DTC services, trading in our shares could be adversely affected, and investors may experience delays in the transfer and settlement of transactions.

In addition, our common stock is unlikely to be followed by securities analysts, and there may be a limited number of market makers for our common stock. These factors could adversely affect the liquidity and trading price of our common stock. Until an orderly market develops, if ever, the price of our common stock may be highly volatile.

Because our common stock may trade at a price below $5.00 per share, it may be subject to the “penny stock” rules under the Securities Exchange Act of 1934. These rules impose additional sales practice requirements on broker-dealers who sell such securities, including the requirement to make a suitability determination for the purchaser and to receive the purchaser’s written consent prior to a transaction. As a result, broker-dealers may be less willing to engage in transactions involving our common stock, which could adversely affect the liquidity and market price of our securities.

In addition, the penny stock rules require broker-dealers to provide customers with written disclosures regarding the risks of investing in penny stocks, the compensation to be received by the broker-dealer and its registered representatives, and current quotations for the securities. These requirements may reduce the level of trading activity in the secondary market for our common stock.

All of the currently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 under the Securities Act and may not be sold unless registered under the Securities Act or an exemption from registration is available. In general, under Rule 144, a holder of restricted securities who is not an affiliate may resell such securities after holding them for at least six months, provided that we are subject to the reporting requirements of the Exchange Act and have been current in our filings for at least 90 days. If we are not subject to such reporting requirements, the holding period is one year.

Affiliates are subject to additional limitations under Rule 144, including restrictions on the amount of securities that may be sold during any three-month period and requirements relating to the manner of sale and notice filings with the SEC.

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The existence of these restrictions may limit the ability of shareholders to sell their shares and may adversely affect the market price of our common stock.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to in Risk Factors, investor perception of MDD and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

The trading of our securities, if any, will be in the over-the-counter market, and our shares are currently quoted on the OTC Pink marketplace operated by OTC Markets Group under the symbol DDDX. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Because of the possible future low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock may become subject to the penny stock restrictions in the future.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is possible that our shares may be considered to be penny stocks in the future notwithstanding the initial offering price. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of shareholder(s) to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities.

There is no 3DX common equity subject to outstanding options or warrants to purchase, other than shares that may be issued under debt settlement agreements, notices of conversion, consulting agreements, or as financing costs. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we had been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of our common shares then outstanding; or

•	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the currently outstanding shares of our common stock may be sold subject to the rules and limitations of Rule 144 one year from the date of issuance provided that we are current in all of our Reporting Requirements, if any, at that date.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Note Regarding Forward-Looking Statements

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this Regulation A Offering Circular involve risks and uncertainties, including statements as to:

•	Our ability to operate our facilities profitably,

•	our ability to comply and to remain in compliance with State and Federal Regulations,

•	our ability to meet our rent and debt obligations,

•	our business prospects,

•	our contractual arrangements and relationships with third parties,

•	the dependence of our future success on the general economy and its impact on the industries in which we may be involved,

•	the adequacy of our cash resources and working capital, and

•	other factors identified in our filings with the SEC, press releases, if any and other public communications.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this report. Shareholder(s), potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this offering circular and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The following discussion and analysis provides information which management believes to be relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read together with the Company's financial statements and the notes to financial statements, which are included in this offering circular.

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this offering circular. Because of its nature of a development stage company, the reported results will not necessarily reflect the future.

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We will qualify as an “emerging growth company” under the JOBS Act if and when this Form 1A becomes qualified. As a result, if and when we become a fully reporting company, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

If and when we become a fully reporting company, we will remain an “emerging growth company” for up to five years, or until the earliest of

i.	the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

ii.	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

iii.	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operations

The Company offers additive manufacturing through metal printing, photopolymer/resin printing, and FDM printing, as well as traditional CNC precision machining. Our binder jet 3D metal printing system produces parts layer by layer from powdered material, a chemical binder, and a digital file, enabling the creation of complex geometries and multi-piece assemblies with precision and minimal waste.

3DX Industries, Inc. is focused on the additive metal manufacturing segment within the manufacturing industry. 3DX has the capability of manufacturing a wide variety of products using 3D metal printing, photopolymer/resin printing, and FDM printing as well as more traditional methods of precision manufacturing. 3DX offers additive and traditional manufacturing services as well as product design, engineering and assembly services to its customers.

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The Company’s manufacturing services include additive and more traditional manufacturing methods using CNC precision machining processes. 3DX uses a binder jet additive manufacturing system for 3D Metal printing photopolymer/resin printing, and FDM printing for polymer-based parts. The 3D Metal printing process materializes an object—or mold for an object—layer by layer out of powdered material, a chemical binder and a digital file. The process of metal printing allows for the creation, or materialization of Complex internal geometries, undercuts, angled passages and multi-piece assemblies with accuracy and less waste/environmental impact. The 3D Printing Process is highly accurate and capable of printing complex geometric parts.

3DX also has a fully operational CNC machine shop in house consisting of various CNC machining centers including four fanuc robo-drills and numerous additional support equipment. Having a precision machining center under the same roof as our additive manufacturing systems allows for the complete one stop shop advantage we offer to our customers. 3DX will continually seek to expand the range of size and geometric complexity of the parts we can make using these processes The Company will continue to expand the variety of materials we are able to support and to identify additional manufacturing processes to which we can apply using the latest technology in order to better serve our client base.

We have the ability to serve product developers worldwide who bring new ideas to market in the form of products, industrial and consumer, containing one or more custom parts and components. Many of these product developers use 3D CAD software to create digital models representing their custom part designs that are then used to create physical parts for prototyping, functional testing, market evaluation and/or production. Custom prototype parts play a critical role in the product development process, as they provide product developers with the ability to confirm their intended performance requirements and explore design alternatives.

Additive manufacturing processes such as 3D Metal Printing, photopolymer/resin printing, and FDM printing can be used to quickly and efficiently produce a physical representation of a part or product. As technology in this area continues to evolve these parts are becoming more accurate and are able to meet the product developers’ requirements for dimensional accuracy, cosmetics and material properties. There are instances where the use of more traditional manufacturing processes is required such as CNC Precision machining, in order to finalize the proto-type or production part. As a supplement to additive manufacturing, our CNC machining facility can be used to produce extreme precision, high-quality custom parts.

The ability to meet our clients’ needs in both additive manufacturing and traditional precision machining provides 3DX Industries with a competitive advantage in the manufacturing market. Offering all processes in-house allows for significant time and cost savings for our clients and supports seamless integration into the additive manufacturing sector. 3DX provides services including 3D metal printing, photopolymer/resin printing, FDM printing, precision tooling, rapid prototyping, CNC milling, and injection mold tooling.

Market

The U.S. additive manufacturing and precision manufacturing market is projected to grow at a 15.1% CAGR through 2030 (Fortune Business Insights 2024), significantly outpacing the broader industrial machinery sector's average growth rate. This accelerated growth is fueled by increasing adoption across aerospace and defense—sectors where 3DX's leadership holds direct experience with Boeing, Raytheon, and Airbus—as well as rising demand for on-demand, low-volume, high-complexity components. The aerospace manufacturing market alone is projected to reach $391 billion by 2028 (IBISWorld 2024), with additive manufacturing playing an increasingly critical role in supply chain resilience and lightweight component production. Additionally, the growing emphasis on reshoring manufacturing capabilities and the need for rapid prototyping solutions continue to drive investment in advanced manufacturing technologies, positioning 3DX to capitalize on these converging market trends.

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Liquidity

 3DX has no committed sources of funds and is totally dependent on funds obtained from shareholder(s) and funds obtained from this Regulation A offering. As of the most recent period, the Company had cash on hand of approximately $8,640, which is not sufficient to sustain operations. 3DX will be able to continue operations for the next year with limited funds, if necessary, because directors will assist in work efforts. However, no assurances can be given as to how much longer operations can continue thereafter if funds are not raised.

If 3DX is unsuccessful in its efforts to raise funds and revenue, it will have no ability to complete its business plan. No assurances can be given as to the likely success of those efforts if they become necessary or the terms that get arranged if the efforts succeed.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. If and when we become a fully reporting company, we will elect to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included in the offering circular, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

3DX’s business is not materially affected by seasonality. The Company’s diversified customer base in the medical and industrial sectors supports relatively consistent demand throughout the year. The Company may experience modestly lower order volumes during the year-end holiday period (November–December) when purchasing activity tends to slow.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a) (4) (ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We do not have any variable interest entities, special purpose entities, or unconsolidated subsidiaries. We also have no other material commitments, other than the ordinary course costs of operating our business and the costs of being a public company, which may increase our operating costs or cash requirements in the future.

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BUSINESS

3DX Industries, Inc. (3DX) was incorporated in the State of Nevada on October 23, 2008. The Company’s principal activity is manufacturing, and its head office is located near Ferndale, Washington, USA. 3DX manufactures consumer and corporate products using additive manufacturing processes, including 3D metal printing, photopolymer/resin printing, and FDM printing technologies, as well as conventional precision manufacturing processes.

The Company utilizes a binder jet additive manufacturing system as its metal printing technology that materializes objects layer by layer from powdered material and a digital file, enabling the creation of complex internal geometries, undercuts, and multi-piece assemblies with high accuracy and reduced waste. With a fully operational CNC machine shop housed alongside its additive manufacturing systems, 3DX provides a one-stop shop advantage, delivering significant time and cost savings to clients while minimizing inefficiencies associated with fragmented supply chains.

3DX serves a global customer base, providing manufacturing solutions for companies developing new products as well as for those requiring replacement or custom components for existing products. The Company produces both prototype and production-grade parts, supporting design validation, performance testing, and efficient production, while also delivering high-quality replacement and specialized components for established products. As demand for domestic advanced manufacturing solutions continues to grow—driven by reshoring initiatives and the rapid adoption of additive technologies—3DX is well-positioned to expand market share and establish itself as a leader in next-generation precision manufacturing.

Utilization Plan of Raised Funds for 3DX’s Offerings

The Company intends to use the net proceeds from this Offering for (i) covering professional fees associated with legal, accounting, and regulatory compliance, and (ii) working capital and general corporate purposes, with a focus on strengthening the balance sheet and stabilizing operations. Specifically, the Company plans to allocate proceeds to fund immediate working capital needs, including replenishment of raw materials inventory for 3D metal printing, photopolymer/resin printing, FDM printing, and CNC machining operations, payment of overdue facility lease obligations, and funding for critical operating expenses.

These allocations are intended to restore financial stability, retain key assets, re-establish creditworthiness with vendors, and provide a platform for pursuing the Company’s long-term growth strategy in the additive manufacturing sector.

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Future Growth and Strategic Vision

3DX is strategically positioned to capitalize on the accelerating adoption of additive manufacturing across high-value sectors where the Company already has proven capabilities, including aerospace, automotive, medical, green energy, and consumer product development. With a track record of printing thousands of parts for clients spanning hundreds of industries, the Company intends to leverage its integrated model—combining binder jet 3D metal printing, photopolymer/resin printing & Industrial FDM printing, with in-house CNC precision machining—to capture a larger share of the growing demand for domestic advanced manufacturing services. As industries increasingly turn to additive technologies for complex geometries, reduced waste, and supply chain resilience, 3DX plans to expand its operational capacity, broaden the range of materials it supports, and deepen relationships with existing clients while pursuing new opportunities in high-growth sectors.

The Company believes that securing the necessary working capital through this offering will provide the platform required to scale its operations, invest in strategic initiatives, and position 3DX as a recognized leader in the next generation of precision manufacturing.

Competition

3DX operates in a competitive additive manufacturing market, which includes providers of binder jet, photopolymer/resin, and FDM 3D printing technologies, as well as regional and national precision manufacturing service providers. Many competitors are larger, better-capitalized, and possess extensive facilities, certifications, and established customer relationships.

3DX differentiates itself through its integrated additive and precision machining capabilities, flexible production processes, and ability to serve a diverse customer base with both prototyping and production-grade parts, including replacement and custom components. This combination of capabilities, operational agility, and in-house manufacturing infrastructure positions 3DX to compete effectively and capitalize on the growing demand for advanced manufacturing solutions.

Employees

3DX currently employs two full-time employees and one part-time employee. Roger Janssen, the Company’s President and CEO, devotes 100% of his time to 3DX. Nicholas Coriano dedicates approximately 25% of his time, and Peter Divone Sr. approximately 5%.

The Company is in need of additional employees and qualified staff to support growth and expand operations. However, hiring is currently limited by available financial resources. Expansion of the workforce is contingent upon the completion of this Offering and access to sufficient funds to support new hires and operational growth.

Facilities

The Company is currently having a business address at 2693 Delta Ring Rd Suite #2 Ferndale, WA 98248 under tenancy.

Litigation

3DX is not party to any pending, or to our knowledge, threatened litigation of any type.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Roger Janssen	63	CEO, CFO, President, Secretary and Director

Homescape, LLC Control Person: Nicholas Coriano	43	Director, VP East Coast Operations

Peter Divone Sr.	68	Director

Officers

Roger Janssen is our sole Officer.

Possible Potential Conflicts

Our common stock is quoted on the OTC Pink marketplace operated by OTC Markets Group. The OTC Pink marketplace does not impose director independence requirements. The Company’s President and Chief Executive Officer is engaged pursuant to an employment agreement, and the Company’s other executive officers provide services pursuant to executive compensation agreements. None of the executive officers are required to devote their full-time services to the Company.

Accordingly, certain conflicts of interest may arise between the Company and its officers and directors, as they may in the future engage in other business activities to which they devote time and attention. Any such conflicts will be addressed in accordance with the officers’ and directors’ fiduciary duties to the Company.

Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting violation of the code, and
•	accountability for adherence to the code.

Board of Directors

We currently have three directors, none of whom are considered independent.

Each director serves until the expiration of his or her term, which shall not exceed one year, or until a successor is duly elected and qualified. The current terms of the directors expire on October 31, 2026.

Officers are appointed annually by the Board of Directors and serve at the discretion of the Board, subject to any applicable executive agreements. The Company’s Chief Executive Officer is party to an employment agreement, and the Company’s other executive officers provide services pursuant to executive compensation agreements.

Directors do not currently receive compensation for service in their capacity as directors.

In the event the Board is comprised of an even number of directors, any tie vote on matters before the Board shall be resolved by the vote of the Chairman of the Board.

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Involvement in Certain Legal Proceedings

We currently have three directors, none of whom are considered independent.

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of 3DX:

1.	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2.	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3.	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5.	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

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Committees of the Board of Directors

We currently have no independent directors. Concurrent with having sufficient independent members and resources, if ever, the 3DX board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by 3DX for any expenses incurred in attending board meetings provided that 3DX has the resources to pay these fees. 3DX will consider applying for liability insurance for officers and directors at such time as it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from 2013 (inception) to December 31, 2025 compensation awarded to or paid to, or earned by, our officers.

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SUMMARY COMPENSATION TABLE

Name and principal position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
President Roger Janssen	2013	$8,000 / mo	–	$4,800,000	–	–	–	–	$4,887,449

Nicholas Coriano, Director	2021	–	–	$214,005	–	–	–	–	$214,005

Peter Divone Sr., Director	2021	–	–	$10,000	–	–	–	–	$10,000

On November 23, 2013, the Company entered into an employment agreement with its President and director of the Company, Roger Janssen. Under the terms of the agreement, Mr. Janssen will receive a base salary of $15,000 a month over the six-year term of the agreement. At the sole discretion of the board of directors, Mr. Janssen may be granted performance bonuses and may also participate in any incentive plans that the Company may establish. In addition, Mr. Janssen received 30,000,000 shares of the Company’s restricted common stock as a signing bonus. The shares were valued at $4,800,000 based upon the trading price of the shares on the date of grant.

Roger Janssen’s compensation for the year ended October 31, 2014 amounted to $4,887,449 including the indicated stock- based compensation of $4,800,000. Effective May 1, 2017 the Company amended the employment agreement. Under the terms of the agreement, Mr. Janssen will receive a base salary of $8,000 a month.

On March 31, 2021, the Company entered into an Executive Employment agreement with Nicholas Coriano and appointed Mr. Coriano to serve as the Vice President of Operations – East Coast Division of the Company beginning March 31, 2021 for a period of 5 years unless earlier terminated within the sole discretion of the CFO of the Company. Pursuant to the Executive Employment agreement:

(a)	a signing bonus of 1,650,000 restricted shares of the Company’s common stock as of March 31, 2021;
(b)	After a period of not more than 90 days from March 31, 2021, the Company shall issue to Mr. Coriano as continuity compensation, an additional number of shares required to bring the executive’s share position to a total of 5% of the then issued and outstanding shares of the Company;
(c)	At the time of an uplist to a major North American Stock Exchange, the Company agrees to issue to the executive an additional number of common shares to ensure the executive has a total of 5% of the issued and outstanding shares of the Company the day prior to up listing, less any shares previously issued under the terms of the agreement;
(d)	Others: performance bonus, incentive plan as available.

The Company valued the 1,650,000 shares at the closing price of the Company’s stock as traded on the OTC Pink marketplace on the date of issuance and recorded stock-based compensation of $214,005 in the fiscal year ended October 31, 2021.

On September 22, 2021, the Company entered into an executive employment agreement with Peter Divone Sr. whereunder Mr. Divone shall serve as a business advisor to the Company and received compensation in the form of 100,000 fully earned shares of the Company’s common stock. The shares were valued at fair market value on issue and expensed upon issuance. Mr. Divone was concurrently appointed to the Company’s board of directors.

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Grants of Plan-Based Awards Table

Except as mentioned above, none of our named executive officers received any grants of stock, option awards or other plan-based awards.

Options Exercised and Stock Vested Table

None of our named executive officers has ever been granted or exercised any stock options.

Outstanding Equity Awards at Fiscal Year-End Table

Except as mentioned above, no equity award arrangements have ever been awarded or granted by the Company.

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PRINCIPAL SHAREHOLDERS

As of April 23, 2026 we had 120,413,565 shares of common stock outstanding which are held by 72 shareholders. The chart below set forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of April 23, 2026; of all directors and executive officers of the Company and of our directors and officers as a group.

Individual Name (First, Last) or Entity Name (Include names of control person(s) if a corporate entity)	Position/Company Affiliation (ex: CEO, 5% Control person)	City and State (Include Country if outside U.S.)	Number of Shares Owned (List common, preferred, warrants and options separately)	Class of Shares Owned	Percentage of Class of Shares Owned (undiluted)
Roger Janssen	CEO, CFO, President, Secretary and Director, 5% Control Person	Bellingham, WA	25,087,569(1) 1,000,000	Common Shares Series A Preferred	20.84% 100%
Homescape, LLC Control Person: Nicholas Coriano	Director, VP East Coast Operations	Bridgeport, CT	5,297,904	Common Shares	4.40%
Peter Divone Sr.	Director	Shelton, CT	100,000	Common Shares	>0.1%
Transcontinental Partners LLC (control person Drew S Phillips)	Consulting Firm	Raleigh, NC	10,000,000	Common Shares	8.3%

The address for purposes of this table is the Company’s mailing address which is:

2693 Delta Ring Rd Suite #2

Ferndale, WA 98248

(360) 366-8858

Unless otherwise indicated, 3DX believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by if options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The promoter of 3DX is Roger Janssen, our CEO, President and Director himself, and Nicholas Coriano, our Director and VP of East Coast Operations.

Director Independence; Committees of the Board of Directors

Our Board of Directors is comprised of three individuals. We do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though that definition does not currently apply to us, because we are not listed on the NASDAQ. We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors.

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an “audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

(a)	understands generally accepted accounting principles and financial statements,

(b)	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

(c)	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

(d)	understands internal controls over financial reporting, and

(e)	understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

40

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on October 23, 2008. 3DX is authorized to issue 750,000,000 shares of common stock and 10,000,000 shares of preferred stock. All shares have a par value of $0.001.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 10,000,000 shares of Series A Preferred Stock with designations, rights and preferences determined from time to time by our board of directors. There are currently 1,000,000 shares of preferred stock issued or outstanding on October 31, 2025, that are held by 1 shareholder. The holders of Series A Preferred Stock shall have the right to vote 51% of the then issued and outstanding common stock or equivalent equity of the Corporation. The shares of Series A Preferred Stock shall not be convertible into any class of equity of the Corporation. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least eighty-five percent (85%) of the outstanding shares of Series A Preferred Stock, voting together as a single class.

The Series A Preferred Stock shall rank (i) senior to any other class or series of outstanding Preferred Shares or series of capital stock of the Corporation, (ii) prior to all of the Corporation’s common stock, and (iii) prior to any other class of series of capital stock of the Corporation hereafter created (“Junior Securities”) and in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as “Distributions”).

Common Stock

Our certificate of incorporation authorizes the issuance of 750,000,000 shares of common stock with a par value of $.001 per share. There are 120,413,565 shares of our common stock issued and outstanding on April 23, 2026 that are held by 71 shareholders. Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

The rights of shareholders of Nevada corporations are described below. In addition, the Board of Directors, without a shareholder vote, has the right to amend our bylaws to make it harder or easier to effect a change in our control. A majority of shareholder votes is required for persons to become directors. In addition, shareholders may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

41

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this offering circular, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

The Board of Directors may change provisions in the bylaws at any time.

Transfer Agent

The Transfer Agent for our common stock is:

Legacy Stock Transfer Inc.

16801 Addison Road, Suite 247

Addison, Texas 75001, USA

Phone: (972) 612-4120

42

OTCQB Uplisting Considerations

Our common stock is currently quoted on the OTC Pink marketplace operated by OTC Markets Group Inc. (OTC Pink) under the symbol DDDX. We are considering applying to uplist our shares to the OTCQB Venture Market, also operated by OTC Markets Group, which is designed for early-stage and developing U.S. and international companies.

The OTCQB is a step above the OTC Pink marketplace and is intended to provide investors with a higher level of transparency and issuer quality. To qualify for the OTCQB, we must meet certain eligibility standards, including but not limited to:

•	A minimum bid price of $0.01 per share

•	Being current in reporting obligations with the SEC or OTC Markets Group

•	Passing an annual certification and management attestation process

•	Meeting applicable financial standards set by OTC Markets Group

•	Payment of an annual fee to OTC Markets Group

There can be no assurance that we will satisfy all of the OTCQB's eligibility requirements or that our application will be approved. If we are accepted, we must continue to meet the OTCQB's ongoing compliance standards to maintain our listing. Failure to do so could result in our shares being downgraded to the OTC Pink tier, which could adversely affect liquidity and investor confidence.

While the OTCQB offers greater visibility and credibility than the OTC Pink, it remains separate and distinct from national exchanges such as the NASDAQ Stock Market or NYSE American. Securities traded on the OTCQB are not subject to the same listing standards, regulatory oversight, or analyst coverage as exchange-listed securities, and trading volume may remain limited. Investors should not assume that uplisting to the OTCQB will result in a more active or liquid trading market for our common stock.

Our shares are already DTC-eligible and electronically transferable between brokerage accounts. Investors must still contact a broker-dealer to trade our securities, as direct access to OTC Markets platforms is not available to retail investors.

43

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the then-outstanding shares of common stock; and

•	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular

State Securities – Blue Sky Laws

Reg A, Tier 2 offers “covered securities” under the National Securities Markets Improvement Act of 1996 (“NSMIA”) and, therefore, are exempt from state registration and qualification requirements. States can (and generally will) still require that information provided to the SEC also be filed with the state, and that the issuer pay filing fees for the privilege. Satisfying state filing requirements is far less burdensome than full Blue Sky compliance.

44

ERISA Considerations

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1)	the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2)	the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3)	there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

45

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by:

LII Law

1816 Kimberly Lake Drive

Swansea, IL 62226

Tel: 949-933-1964

Email: lanhamlaw@outlook.com

EXPERTS

The financial statements of 3DX as of October 31, 2025, and for the fiscal period then ended included in this offering circular have been audited by independent registered public accountants and have been so included in reliance upon the report of management and given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this Offering, we will be required to file periodic reports and other information with the OTC Pink marketplace operated by OTC Markets Group in accordance with its reporting requirements. This information may be viewed and obtained on the OTC Markets Group website at: www.otcmarkets.com.

3DX Industries Inc.

Consolidated Financial Statements

46

INDEX TO FINANCIAL STATEMENTS

For the Fiscal Years Ended October 31, 2025 and 2024

47

Independent Auditor’s Report

To the Stockholders and the Board of Directors of 3DX Industries Inc.

Opinion on the Financial Statements

I have audited the accompanying balance sheet of 3DX Industries Inc. (the “Company”) as of October 31, 2025 and October 31, 2024, and the related consolidated statement of operations and comprehensive loss, changes in stockholders’ equity and consolidated cash flows for each of the years for the two-year period ended October 31, 2025 and October 31, 2024, and the related notes (collectively referred to as the “financial statements”). In my opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2025 October 31, 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended October 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred loss from operation, net current liability and has deficit on total equity that raises substantial doubt about its ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

I conducted my audit in accordance with auditing standards generally accepted in the United States of America (GAAS). My responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. I am required to be independent of the Company and to meet my other ethical responsibilities, in accordance with the relevant ethical requirements relating to my audit. I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for within one year after the date of the financial statements are issued.

F-1

Auditor’s Responsibilities for the Audit of the Financial Statements

My objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes my opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, I:

•	Exercise professional judgment and maintain professional skepticism through the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in my judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for within one year after the date of the financial statements are issued.

I am required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ HUI Kwok Fai

I have served as the Company’s auditor since 2026

Hong Kong

[March 10, 2026]

F-2

3DX INDUSTRIES, INC.

Consolidated Balance Sheets

As of October 31, 2025 and 2024

(Stated in U.S. Dollars)

	October 31,	October 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$8,640	$16,855
Prepaid expenses	–	353
Accounts receivable	15,709	37,904
Total current assets	24,349	55,112

Property and equipment, net	82,201	135,982
Right to use asset	22,008	85,060
Security deposit	4,451	4,451
Total assets	$133,009	$280,605

Liabilities and stockholders' (deficit)
Current liabilities
Accounts payable and accrued expenses	$1,822,447	$1,663,287
Payables to related parties	876,471	779,837
Accrued compensation - convertible	94,500	94,500
Notes payable - unrelated parties	398,784	382,724
Convertible notes payable - unrelated parties	519,549	493,087
Current portion of lease liability	22,696	64,772
Total current liabilities	3,734,447	3,478,207

Lease liability, net of current portion	–	22,696
Convertible notes payable, net of current portion	250,000	250,000
Convertible notes payable - related party	250,000	250,000
Total liabilities	4,234,447	4,000,903

Stockholders' (deficit)
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,000	1,000
Common stock, 175,000,000 shares authorized, $0.001 par value, 110,363,565 and 109,245,315 shares issued and outstanding as of October 31, 2025, and October 31, 2024, respectively	110,364	109,245
Additional paid-in capital	19,363,193	19,344,341
Accumulated deficit	(23,575,995)	(23,174,884)
Total stockholders' (deficit)	(4,101,438)	(3,720,298)

Total liabilities and stockholders' (deficit)	$133,009	$280,605

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

3DX INDUSTRIES, INC.

Consolidated Statements of Operations and Comprehensive Lost

As of October 31, 2025 and 2024

(Stated in U.S. Dollars)

	For the Fiscal Years Ended October 31,
	2025	2024
Revenue	$263,361	$288,388
Operating expenses
Depreciation and amortization	53,781	54,631
Professional services	12,000	12,875
General and administrative expenses	526,921	700,344
Total operating expenses	592,702	767,850
Other income (expense)
Gain on disposal of fixed assets	–	2,000
Loss on debt settlement	–	(12,000
Interest expense	(71,770	(67,196
Total other (expense)	(71,770	(77,196
Net loss	$(401,111	$(556,658
Net loss per common share -
Basic and diluted	$(0.00	$(0.01
Weighted average number of common shares outstanding
Basic and diluted	109,620,209	107,024,938

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

3DX INDUSTRIES, INC.

Consolidated Statements of Changes in Stockholders’ Equity

For the Fiscal Years ended October 31, 2025, and 2024

(Stated in U.S. Dollars)

	Preferred Shares		Common Stock		Additional Paid-in	Accumulated	Total Shareholders
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, October 31, 2023	1,000,000	$1,000	105,013,315	$105,013	$18,722,908	$(22,618,226)	$(3,789,305)
Shares issued under debt settlement agreement	–	–	1,000,000	1,000	22,000	–	23,000
Shares issued under notice of conversion	–	–	1,132,000	1,132	564,177	–	565,309
Shares issued under consulting agreements	–	–	1,900,000	1,900	32,050	–	33,950
Shares issued as financing cost	–	–	200,000	200	3,206	–	3,406
Loss for the period	–	–	–	–	–	(556,658)	(556,658)
Balance, October 31, 2024	1,000,000	$1,000	109,245,315	$109,245	$19,344,341	$(23,174,884)	$(3,720,298)

Shares issued under notice of conversion	–	–	803,250	803	15,262	–	16,065
Shares issued as financing cost	–	–	315,000	316	3,590	–	3,906
Loss for the period	–	–	–	–	–	(401,111)	(401,111)
Balance, October 31, 2025	1,000,000	$1,000	110,363,565	$110,364	$19,363,193	$(23,575,995)	$(4,101,438)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

3DX INDUSTRIES, INC.

Consolidated Statements of Cash Flows

for October 31, 2025, and 2024

(Stated in U.S. Dollars)

	For the Fiscal Years Ended October 31,
	2025	2024
Cash flows from operating activities:
Loss	$(401,111)	$(556,658)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on debt settlement	–	12,000
(Gain) on disposal of fixed assets	–	(2,000)
Depreciation and amortization expense	53,781	54,631
Stock based compensation	–	33,950
Stock issued as interest expense	3,906	3,406
Bad debt	–	35,671
Amortization of right of use asset	(1,720)	(688)
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	22,195	14,231
(Increase) decrease in prepaid expense	353	2,576
Increase (decrease) in accounts payable	165,793	50,558
Increase (decrease) in accounts payable, related parties	96,634	96,000
Increase (decrease) in accrued interest	51,954	48,738
Net cash (used in) operating activities	(8,215)	(207,585)

Cash flows from investing activities:
Proceeds from sale of fixed assets	–	2,000
Purchase of fixed assets	–	(36,000)
Net cash (used in) investing activities	–	(34,000)

Cash flows from financing activities:
Proceeds from third party borrowing	–	260,000
Repayments to third party borrowing	–	(3,475)
Net cash provided by financing activities	–	256,525

Increase (decrease) in cash	(8,215)	14,940
Cash - beginning of year	16,855	1,915
Cash - end of period	$8,640	$16,855

Supplemental disclosures of cash flow information:
Interest paid	$15,910	$13,120
Income taxes paid	$–	$–

Non-cash Investing and Financing Activities:
Shares issued to settle debt with interest	$–	$11,000
Shares issued under notice of conversion, principal	$16,065	$500,000
Shares issued under notice of conversion, interest	$–	$65,309
Shares issued under consulting agreement	$–	$33,950
Shares issued under convertible note	$–	$3,406

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements

For The Fiscal Years Ended October 31, 2025 and 2024

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

3DX Industries, Inc. (the “Company”) was incorporated in the State of Nevada on October 23, 2008. The Company’s principal activity presently is manufacturing, and our head office is located near Bellingham WA, USA. The Company manufactures consumer and corporate products using an additive manufacturing method through 3D Metal printing technology and conventional precision manufacturing processes.

Going Concern

The Company’s financial statements are prepared on a going concern basis in accordance with U.S. GAAP.

The Company has accumulated losses since inception, and as of October 31, 2025, had a combined accumulated deficit of approximately $23.58 million and had negative working capital of approximately $3.71 million. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management recognizes that the Company must generate additional funds to enable it to continue operating.

The Company’s management plans to secure additional financing through the filing of a Form 1-A Offering Statement pursuant to SEC Regulation A for a Tier 2 offering to offer the sale of 500,000,000 shares of the Company’s common stock at $0.005 to $0.01 per share to raise $2,500,000 - $5,000,000, and to commence its operations in the next period. The Tier 2 offering will be conducted on a “best effort” basis without any minimum offering amount. If the Company is successful in securing additional financing and operations are successful in generating revenue, the Company can place less reliance on the financial support of its director and sole shareholder and cover its operating expenses and meet obligations as they come due. However, if the Company is unsuccessful in securing additional financing and operations are unsuccessful in generating revenue to cover all its operating expenses and meet obligations as they come due, the Company plans to continue to rely upon the financial support of its director and sole shareholder. As of the financial statements issuance date, it is unclear whether management’s plan will be effectively implemented within one year after the date of the financial statements are issued. There is no assurance that the Company will be successful in securing sufficient financing, and the Company faces significant hurdles to reach the point where the Company generates sufficient revenue to cover its operating expenses and meet obligations as they come due. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments, such as cash and cash equivalents are carried at cost and represent cash on hand, and other short-term investments with a maturity date of six months or less, when purchased, to be cash equivalents.

F-7

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At October 31, 2025 and October 31, 2024, the Company had $0 in excess of the FDIC insured limit.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.

Fair Value of Financial Instruments

Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures,” the Company is required to estimate the fair value of all financial instruments included on its balance sheet. The Company’s financial instruments consist of accounts payables and notes and loans payable. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of the respective instrument.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact, and the Company considers assumptions that market participants would use when pricing the asset or liability. ASC 820 establishes a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable and proscribes the following fair value hierarchy in determining fair values:

Level 1 — Quoted prices for identical assets or liabilities in active markets.

Level 2 — Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including quoted prices in active markets for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data such as interest rates or yield curves.

Level 3 — Unobservable inputs reflecting our view about the assumptions that market participants would use in measuring the fair value of the assets or liabilities.

F-8

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company applies ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company generally recognizes revenue upon the shipment of finished goods and issuance of an associated invoice. Freight billed to customers is included in revenues, and all freight expenses paid by the Company are included in the general and administrative expense.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the net value of the face amount less any allowance for expected credit loss. The allowance for expected credit loss is the Company’s best estimate of the amount of probable credit losses in our existing accounts receivable. An allowance for credit losses is recorded in the period when loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging and other factors. The Company reviews the allowance for expected credit loss on a regular basis, and all past due balances are reviewed individually for collectability. An account receivable is written off after all collection effort has ceased. Recoveries of receivables previously written off are recorded when received. Interest is not charged on past due accounts.

Consulting, Audit, Legal Fees, Transfer Agent Fees

Consulting, Audit, Legal Fees, Transfer Agent Fees are fees incurred in the normal course of business during the period of which the fees are incurred.

Income Taxes

The Company accounts for deferred federal and state income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for future tax benefits attributable to the expected utilization of existing tax net operating loss carryforwards and other types of carryforwards. If the future utilization of some portion of deferred taxes is determined to be unlikely, a valuation allowance is provided to reduce the recorded tax benefits from such assets. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event interest or penalties are incurred with respect to income tax matters, our policy is to include such items in income tax expense. We record deferred tax assets and liabilities on a net basis on the balance sheet.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280, Segment Reporting on an interim and annual basis. The Company adopted ASU 2023-07 during the fourth quarter of 2025, and enhanced our segment disclosures in line with the new guidance. The adoption of the ASU did not have a material impact on the Company’s financial statements.

F-9

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employees required service period, which is generally the vesting period.

ASC 842 Leases

ASU No. 2016-02. In February 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2016- 02, "Lease (Topic 842)", a new lease standard requiring lessees to recognize lease assets and lease liabilities for most leases classified as operating leases under previous U.S. GAAP. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset ("ROU" asset) representing its right to use the underlying asset for the lease term. The guidance is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company has adopted this standard effective January 1, 2019.

Loss Per Share of Common Stock

In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

The following potential common shares have been excluded from the computation of diluted net loss per share for the periods ended October 31, 2025, because the effect would have been antidilutive:

Common Shares issuable - convertible notes	6,583,335
Common Shares issuable - compensation	9,450,000
Total	16,033,335

F-10

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280, Segment Reporting on an interim and annual basis. The Company adopted ASU 2023-07 during the fourth quarter of 2025, and enhanced our segment disclosures in line with the new guidance. The adoption of the ASU did not have a material impact on the Company’s financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40), Disaggregation of Income Statement Expenses, which requires disclosure of additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The guidance is effective for annual reporting periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027. Early adoption is permitted. The adoption of this ASU is not expected to have a material impact on the Company’s financial statements.

The Company has reviewed the FASB issued ASU accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management.

F-11

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 3 - EQUIPMENT

Capitalized manufacturing equipment, furniture and fixtures, and computer equipment at October 31, 2025 and October 31, 2024 are as follows:

	October 31, 2025	October 31, 2024
Manufacturing equipment	$841,652	$841,652
Furniture and fixtures	638	638
Computer equipment	12,561	12,561
	854,851	854,851
Less accumulated depreciation	(772,650)	(718,869)
	$82,201	$135,982

Depreciation expense classified to operations for the fiscal years ended October 31, 2025 and 2024, totaled $53,781 and $54,631, respectively.

NOTE 4 - OFFICE LEASE

On February 29, 2016, the Company extended a lease agreement originally entered into in January 2014 for a term of five years expiring February 28, 2021. On February 22, 2021, the Company extended the lease agreement for a further term of five years expiring February 28, 2026. The space is approximately 8,588 square feet. We rent this space for approximately $5,410 per month on an escalating basis year over year.

The table below presents the lease-related assets and liabilities recorded on the balance sheets.

	October 31, 2025	October 31, 2024
Assets
Operating right to use asset	$22,008	$85,060
Liabilities
Operating lease liabilities	$22,696	$87,468

Supplemental cash flow information related to leases was as follows:

	For the Fiscal Years Ended October 31,
	2025	2024
Cash used in operating activities:
Operating leases	$68,093	$67,758
ROU assets recognized in exchange for lease obligations:	(1,720)	(688)
	$66,373	$67,070

Future minimum lease payments in respect of the above under non-cancellable leases as of October 31, 2025, as presented in accordance with ASC 842 were as follows:

Fiscal year ended 2026	$23,016
Total future minimum lease payments	23,016
Less: imputed interest	(320)
Total	22,696
Current portion of operating lease	$22,696

F-12

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 5 – ACCRUED COMPENSATION, CONVERTIBLE NOTE

On January 15, 2013, the Company granted a third-party corporation the option to convert up to 25% of all accrued compensation resulting from unpaid consulting fees due to it at that date into shares of the Company’s common stock at a conversion price of $0.001 per share, and to convert the remaining 75% of accrued compensation due it at that date into shares of the Company’s common stock at a conversion price of $0.01 per share. The agreement could be cancelled by either party. At January 15, 2013, the amount of accrued compensation due to the consultant was $175,000. Pursuant to ASC Topic 470-20, “Debt with Conversion and Other Options,” the accrued compensation was recorded net of a discount that includes the debt’s beneficial conversion feature of $148,077. Since the accrued compensation is immediately convertible into common stock, discounts arising from beneficial conversion features are directly charged to expense pursuant to ACS 470-20-35. The beneficial conversion features were calculated using trading prices ranging from $0.001 to $0.01 per share and an effective conversion price of $0.02 per share.

Effective December 18, 2013, the terms of the above noted conversion feature were modified limiting the number of conversion shares the consultant can receive and hold at any point in time to no more than 9.99% of the Company’s common stock then outstanding. In June 2014, the consultant assigned $1,000 of accrued, payable compensation to a third party, who converted the $1,000 into 1,000,000 shares of the Company’s common stock at a conversion price of $.001 per share.

On August 28, 2017, the Company and the third party entered into a share conversion amendment agreement. Under the agreement, the conversion price of any and all remaining debt shall be set at $0.02 per share, equaling a maximum of 8,700,000 shares available upon conversion, and the maximum debt that can be converted per quarter shall not exceed 10% of outstanding debt. The amendment was effective as of July 30, 2017.

Effective on September 28, 2020, the Company and the third party entered into a share conversion amendment agreement. Under the agreement, the conversion price of any and all remaining debt shall be set at $0.01 per share, equaling a maximum of 17,400,000 shares available upon conversion. The holder, and all persons affiliated with the holder, may not own more than 9.5% of the Company's Common Stock then outstanding after any notice of conversion.

On September 21, 2021, the Company issued 7,950,000 shares of common stock upon receipt of a notice of conversion in the amount of $79,500 with respect to amounts payable to Santeo Financial Corporation pursuant to the Debt Conversion Option Agreement.

As of October 31, 2025 and October 31, 2024, $94,500 is reflected on the accompanying balance sheets as accrued compensation–convertible.

NOTE 6 - NOTES PAYABLE/CONVERTIBLE NOTES – UNRELATED PARTIES

The following table summarizes notes payable as of October 31, 2025 and October 31, 2024:

	October 31, 2025	October 31, 2024
Balance, opening	$382,724	$372,436
Additional: Principal	–	10,000
Payment: Principal	–	(3,475)
Addition: Interest expense	16,060	14,763
Principal settled with common stock	–	(10,000)
Accrued interest payable settled with common stock	–	(1,000)
Balance, ending	$398,784	$382,724

F-13

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 7 - NOTES PAYABLE/CONVERTIBLE NOTES – UNRELATED PARTIES (Continued)

The following table summarizes convertible notes as of October 31, 2025 and October 31, 2024:

	October 31, 2025	October 31, 2024
Balance, opening	$743,087	$1,020,599
Addition: principal	–	250,000
Addition: accrued interest	47,527	39,297
Cash paid interest	(5,000)	(1,500)
Notice of conversion: principal	(16,065)	(500,000)
Notice of conversion: accrued interest payable	–	(65,309)
Total	769,549	743,087
Convertible notes, current portion	519,549	493,087
Convertible notes, net of current portion	$250,000	$250,000

(1)	Third party notes/convertible promissory notes

(a)	An unrelated third party advanced $17,500 to the Company on September 7, 2016. The $17,500 is evidenced by an unsecured promissory note bearing interest at a rate of 8%. The interest accrued beginning on January 1, 2017. The outstanding principal and accrued interest was fully due and payable on December 31, 2017. As per the terms of the agreement, the Company accrued interest of $1,400 and $1,404 during the fiscal years ended October 31, 2025 and 2024, respectively. The outstanding balance at October 31, 2025 was $29,870 (October 31, 2024 - $28,470). The loan is currently in default.

(b)	On March 30, 2015, the Company entered into an equipment rental agreement with Santeo Financial Corp. with respect to certain manufacturing equipment. The rental term was 24 months, with an option to purchase the equipment at any time up to the end of the rental agreement. Under the terms of the agreement the Company was to pay a security deposit of $700 and agreed to a monthly rental fee of $350 with the first month payable upon signing. On March 15, 2017, the Company and Santeo entered into a letter agreement to revise the terms of the original March 30, 2015 equipment lease. Under the terms of the letter agreement, the Company was to purchase the manufacturing equipment for a total of $18,000 no later than December 31, 2017, which amount would also include all accrued and unpaid rental payments, and any interest thereon up to December 31, 2017. Should the Company fail to make the required payment as at December 31, 2017, interest of 12% per annum applied to any balance outstanding. As per the terms of the agreement, the Company accrued interest of $2,160 and $2,166 for the fiscal years ended October 31, 2025 and 2024, respectively. The loan was not repaid by the due date. The outstanding balance at October 31, 2025 was $34,907 (October 31, 2024 - $32,747). The loan is currently in default.

(2)	Lender 1 - 5% various notes payable

During the fiscal year ended October 31, 2018, the Company received a cumulative amount of $50,000 in loans from a third party which accrue interest of 5% per annum and mature at various dates through March 2019. As per the terms of the agreement, the Company accrued interest of $2,500 during the fiscal years ended October 31, 2025 and 2024. The loans remained unpaid upon maturity and are currently in default.

	October 31, 2025	October 31, 2024
Balance, opening	$75,497	$72,997
Addition: accrued interest	2,500	2,500
Balance, ending	$77,997	$75,497

F-14

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 7 - NOTES PAYABLE/CONVERTIBLE NOTES – UNRELATED PARTIES (Continued)

(3)	Lender 2

On September 9, 2013, the Company borrowed $30,000 from a third party. The loan is evidenced by an unsecured promissory note. The loan accrues interest at 5% per annum with principal and accrued interest fully due and payable on May 1, 2014. On March 7, 2014, the Company borrowed an additional $35,000 from the same party. The loan is evidenced by an unsecured promissory note. The loan accrues interest at an annual rate of 5% per annum with principal and accrued interest fully due and payable on December 31, 2014. These aforementioned promissory notes were assigned to Santeo Financial Corp. in December 31, 2019. As per the terms of the agreement, the Company accrued interest of $3,250 and $3,259 during the fiscal years ended October 31, 2025 and 2024, respectively. The loans remained unpaid upon maturity and are currently in default.

	October 31, 2025	October 31, 2024
Balance, opening	$100,373	$97,114
Addition: accrued interest	3,250	3,259
Balance, ending	$103,623	$100,373

(4)	Lender 3

On November 18, 2014, the Company borrowed $25,000 from a third party (“Note 1”). The $25,000 is evidenced by an unsecured promissory note bearing interest at a rate of 10% per annum beginning April 1, 2015. Outstanding principal and accrued interest was fully due and payable on December 1, 2015. The holder has the right to convert any or all of the outstanding principal and accrued interest into shares of the Company’s common stock at a conversion rate of $0.30 per share. The loans remained unpaid upon maturity and are currently in default.

On December 10, 2014, the Company further borrowed $100,000 from a third party (“Note 2”). The $100,000 is evidenced by an unsecured promissory note bearing interest at a rate of 10% per annum beginning April 1, 2015. Outstanding principal and accrued interest was fully due and payable on December 31, 2016. The holder has the right to convert any or all of the outstanding principal and accrued interest into shares of the Company’s common stock at a conversion rate of $0.15 per share. The loans remained unpaid upon maturity and are currently in default.

As per the terms of the agreement, the Company accrued interest of $12,500 and $12,500 during the fiscal years ended October 31, 2025 and 2024, respectively.

	October 31, 2025	October 31, 2024
Balance, opening	$244,829	$232,329
Addition: accrued interest	12,500	12,500
Balance, ending	$257,329	$244,829

(5)	Lender 4

On November 5, 2018, the Company borrowed $15,000 from a third party. The $15,000 is evidenced by an unsecured promissory note bearing interest as a fixed payment of $375 at maturity, due and payable on or before March 31, 2020. The holder has the right to convert any or all of the outstanding principal and accrued interest into shares of the Company’s common stock at a conversion rate of $0.03 per share. $9,750 was repaid before fiscal year 2020. The outstanding balance at September 22, 2021 amounted to $5,605. On September 22, 2021, a third party lender assigned the remaining balance of their promissory note to Lender 4, in the amount of $10,460.

F-15

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 7 - NOTES PAYABLE/CONVERTIBLE NOTES – UNRELATED PARTIES (Continued)

(5)	Lender 4 (continued)

On September 28, 2021, the balance of $5,605 and the balance of $10,460 was combined to a new amended non- interest-bearing convertible note in the total amount of $16,065 due on demand and convertible at $0.02 per share. On June 25, 2025, the Company received notice of conversion and converted total amount of $16,065 to 803,250 shares of common stock at $0.02 per share.

On October 28, 2021, the Company borrowed an additional $200,000 from the same lender. The $200,000 is evidenced by an unsecured convertible note bearing interest rate at 5% per annum for a period of 12 months. The holder has the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion rate of $0.60 per share.

Further, on October 15, 2022, the Company entered into a promissory note with a third party, in the principal amount of $15,000. Under the terms of the note, interest was a fixed payment of $500 due and payable on or before maturity, April 30, 2023. If the balance outstanding is not paid on or before maturity, the term of the loan would be extended, and interest would accrue at a rate equal to ten percent (10%) per annum.

	October 31, 2025	October 31, 2024
Convertible note:
Balance, opening	$246,147	$236,147
Addition: accrued interest	10,028	10,000
Principal converted to common stock	(16,065)	–
Balance, ending	$240,110	$246,147

	October 31, 2025	October 31, 2024
Promissory Note:
Balance, opening	$17,308	$16,105
Addition: accrued interest	1,200	1,203
Balance, ending	$18,508	$17,308

The Company accrued interest of $10,028 and $10,000 for the fiscal years ended October 31, 2025 and 2024, respectively, per the terms of these convertible notes.

The Company accrued interest of $1,200 and $1,203 during the fiscal years ended October 31, 2025 and 2024, respectively per the terms of these promissory notes.

(6)	Lender 5

On October 18, 2022, the Company received a loan in the principal amount of $15,000 from a third party with fixed interest payable of $1,500 if repaid by March 31, 2023. If the balance was not paid on or before March 31, 2023, no further interest accrues. As of October 31, 2025, the note remains unpaid and is in default.

	October 31, 2025	October 31, 2024
Balance, opening	$16,500	$16,500
Balance, end	$16,500	$16,500

F-16

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 7 - NOTES PAYABLE/CONVERTIBLE NOTES – UNRELATED PARTIES (Continued)

(7)	Lender 6

On February 24, 2021, the Company borrowed $50,000 from a third party. The principal balance of $50,000 was due on or before May 31, 2021, along with 150,000 restricted shares of the Company’s common stock as additional compensation. The shares were issued on March 31, 2021. If the principal balance outstanding is not paid on or before May 31, 2021, interest accrues at a rate equal to six percent (6%) per annum. Interest shall be paid quarterly on the outstanding principal beginning on June 1, 2021, with the first payment due on August 31, 2021. The Company valued the 150,000 shares at the closing price of the Company’s stock as traded on the OTCMarkets on the date of issuance and recorded stock-based compensation of $19,455.

The Company repaid a portion of the principal in the amount of $7,500 during the fiscal year ended October 31, 2022. As of October 31, 2025 the note remains unpaid and is in default.

As per the terms of the agreement, the Company accrued interest of $2,550 and $2,557 for the fiscal years ended October 31, 2025 and 2024, respectively.

	October 31, 2025	October 31, 2024
Balance, opening	$51,564	$49,007
Addition: accrued interest	2,550	2,557
Balance, ending	$54,114	$51,564

(8)	Lender 7

On February 24, 2021, the Company borrowed $50,000 from a third party. The principal balance of $50,000 was due on or before May 31, 2021, along with 150,000 restricted shares of the Company’s common stock as additional compensation. The shares were issued on March 31, 2021. If the principal balance outstanding was not paid on or before May 31, 2021, interest accrues at a rate equal to six percent (6%) per annum. Interest shall be paid quarterly on the outstanding principal beginning on June 1, 2021, with the first payment due on August 31, 2021. The Company valued the 150,000 shares at the closing price of the Company’s stock as traded on the OTCMarkets on the date of issuance and recorded stock-based compensation of $19,455. As per the terms of the agreement, the Company accrued interest of $3,000 and $3,008 for the fiscal years ended October 31, 2025 and 2024, respectively. As of October 31, 2025 the note remains unpaid and is in default.

	October 31, 2025	October 31, 2024
Balance, opening	$60,265	$57,257
Addition: accrued interest	3,000	3,008
Balance, ending	$63,265	$60,265

(9)	Lender 8

On September 30, 2021, the Company borrowed $500,000 from a third party. The $500,000 is evidenced by an unsecured convertible note bearing interest rate at 5% per annum for a period of 12 months. The holder has the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion rate of $0.50 per share. As of April 24, 2024, the principal amount of the debt stands at $500,000 with accrued interest up to and including April 30, 2024, of $65,309. Total principal and interest of $565,309 converted into a total of 1,132,000 shares of common stock at a conversion rate of $0.50 per share during the three months ended April 30, 2024.

F-17

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 7 - NOTES PAYABLE/CONVERTIBLE NOTES – UNRELATED PARTIES (Continued)

(9)	Lender 8 (continued)

	October 31, 2025	October 31, 2024
Balance, opening	$–	$552,123
Addition: accrued interest	–	13,186
Notice of conversion, principal	–	(500,000)
Notice of conversion, interest	–	(65,309)
Balance, ending	$–	$–

The Company accrued interest of $0 and $13,186 for the fiscal years ended October 31, 2025 and 2024, respectively.

(10)	Lender 9

On December 29, 2023, the Company entered into a Bridge Loan Agreement with Ark Capital, Inc. (the “Ark”) for a short-term loan of $10,000 (the “Loan”). Under the terms of the agreement the Company will repay the Loan by January 29, 2024, including flat 10% interest of $1,000. The Loan is secured by 1,000,000 shares of the Company’s unregistered, restricted common stock, which shares shall only be issued if upon ten (10) days following the maturity date of the Loan the Loan balance remains unpaid. On January 29, 2024, the Company entered into a settlement agreement with Ark. Under the agreement, Ark forgave the debt of $10,000 principal amount and $1,000 interest accrued. In consideration of the forgiveness, 1,000,000 shares of common stock were required to be issued with an effective date of January 29, 2024. The Company recorded a loss on extinguishment in the amount of $12,000.

	October 31, 2025	October 31, 2024
Balance, opening	$–	$–
Addition: principal	–	10,000
Addition: accrued interest	–	1,000
Principal and accrued interest waived	–	(11,000)
Balance, ending	$–	$–

(11)	Lender 10

On May 13, 2024, the Company entered into a convertible promissory note (the “Note”) with two lenders (the “Holders”) for total gross proceeds of $150,000. The Note is for a term of 24 months from issue date, bears interest at 10% per annum and requires interest only payments commencing 60 days from receipt of proceeds. The Note and any accrued interest thereon is convertible at the election of the holder into unregistered, restricted shares of the Company’s common stock at $0.05 per share. The Holders each received 60,000 unregistered, restricted shares of common stock on signing of the Note as a loan bonus. In the event the Company is delinquent on any interest payment which is not rectified within 5 days of written notice of default by the Holders, the Company will issue an additional 25,000 shares of the Company’s unregistered, restricted common stock to the Holders as compensation for any missed payment. The Note is personally guaranteed by the Company’s President, Roger Janssen. On May 14, 2024, the Company issued a cumulative 120,000 shares to the Holders. On July 15, 2025, the company issued 87,500 shares of common stock to each lender as compensation for any missed interest payment.

F-18

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 7 - NOTES PAYABLE/CONVERTIBLE NOTES – UNRELATED PARTIES (Continued)

(11)	Lender 10 (continued)

	October 31, 2025	October 31, 2024
Balance, opening	$151,027	$–
Addition: principal	–	150,000
Addition: accrued interest	15,000	7,027
Accrued interest paid	(3,000)	(6,000)
Balance, ending	$163,027	$151,027

The Company accrued interest of $15,000 and $70,27 for the fiscal years ended October 31, 2025 and 2024, respectively.

(12)	Lender 11

On August 12, 2024, the Company entered into a convertible promissory note (the “Note”) with two lenders (the “Holders”) for total gross proceeds of $100,000. The Note is for a term of 24 months from issue date, bears interest at 10% per annum and requires interest only payments commencing 60 days from receipt of proceeds. The Note and any accrued interest thereon is convertible at the election of the holder into unregistered, restricted shares of the Company’s common stock at $0.05 per share. The Holders each received 40,000 unregistered, restricted shares of common stock on signing of the Note as a loan bonus. In the event the Company is delinquent on any interest payment which is not rectified within 5 days of written notice of default by the Holders, the Company will issue an additional 20,000 shares of the Company’s unregistered, restricted common stock to the Holders as compensation for any missed payment. The Note is personally guaranteed by the Company’s President, Roger Janssen. On August 26, 2024, the Company issued a cumulative 80,000 shares to the Holders. On July 15, 2025, the company issued 140,000 shares of common stock as compensation for any missed interest payment.

	October 31, 2025	October 31, 2025
Balance, opening	$101,083	$–
Addition: principal	–	100,000
Addition: accrued interest	10,000	2,083
Accrued interest paid	(2,000)	(1,000)
Balance, ending	$109,083	$101,083

The Company accrued interest of $10,000 and $2,083 for the fiscal years ended October 31, 2025 and 2024, respectively.

NOTE 8 - RELATED PARTY TRANSACTIONS

(1)	Employment agreement with President Roger Janssen

Effective November 23, 2013, the Company entered into an employment agreement with its President and sole director of the Company, Roger Janssen. Under the terms of the agreement, Mr. Janssen will receive a base salary of $15,000 a month over the six-year term of the agreement. At the sole discretion of the board of directors, Mr. Janssen may be granted performance bonuses and may also participate in any incentive plans that the Company may establish. In addition, Mr. Janssen received 30,000,000 shares of the Company’s restricted common stock as a signing bonus. The shares were valued at $4,800,000 based upon the trading price of the shares on the date of grant.

F-19

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 8 - RELATED PARTY TRANSACTIONS (continued)

(1)	Employment agreement with President Roger Janssen (continued)

Officer’s compensation for the year ended October 31, 2014 amounted to $4,887,449 including the indicated stock- based compensation of $4,800,000. Effective May 1, 2017 the Company amended the employment agreement with its President and Chief Executive Officer, Roger Janssen. Under the terms of the agreement, Mr. Janssen will receive a base salary of $8,000 a month. On September 1, 2017 Mr. Janssen represented and agreed to waive and forgive accrued compensation of $397,305 effective as of May 1, 2017. The Company recorded a gain $397,305 on the debt extinguishment.

Accrued compensation due to Mr. Janssen as of October 31, 2025, totaled $875,837 (October 31, 2024 - $779,837), which is included in the balance of Payables – related parties as reflected in the accompanying balance sheet.

(2)	Convertible note with President Roger Janssen

On December 18, 2013, the Company purchased certain equipment relating to its 3D metal printing operation from Mr. Janssen for $500,000. The $500,000 was evidenced by a promissory note assessing interest at an annual rate of 1.64%. Accrued interest is payable quarterly with the principal balance and any unpaid accrued interest was fully due and payable on December 15, 2018. Mr. Janssen has the right to convert any outstanding principal and accrued interest into restricted shares of the of the Company’s common stock at a conversion price of $0.50 per share. The balance due Mr. Janssen at April 30, 2017 totaled $528,366 (October 31, 2016 - $524,095) of which the accrued interest of $28,366 was classified as accounts payable and the $500,000 was classified as a long-term liability.

On September 1, 2017, Mr. Janssen agreed to waive and forgive (1) $250,000 of principal related to equipment acquisition by 3DX in a prior period; (2) accumulated accrued interest of $28,366 effective as of April 30, 2017. The waiver and release were effective as of May 1, 2017. The Company recorded a gain of $278,366 as debt settlement in respect of the aforementioned waiver and release. The Company accrued interest of $4,277 and $4,381 in the fiscal years ended October 31, 2025 and 2024, respectively. The balance due Mr. Janssen at October 31, 2025 totaled $260,011 (October 31, 2024 - $266,644) of which the accrued interest of $10,011 was classified as accounts payable and the $250,000 was classified as a long-term liability. During the fiscal years ended October 31, 2025 and 2024, Mr. Janssen received interest reduction payments of $10,910 and $7,120, respectively.

(3)	Other transactions with President Roger Janssen

During the fiscal year ended October 31, 2025 Mr. Janssen, President and Chief Executive Officer of the Company advanced $1,610 to the Company for operating expenses which amount of $976 has been repaid in fiscal year ended October 31, 2025. The balance due Mr. Janssen at October 31, 2025 was $634.

(4)	Series A Convertible Preferred Shares Subscription Agreement with President Roger Janssen

On September 20, 2021, the Company offered 1,000,000 shares of the Company’s Series A convertible preferred stock at par value, $0.001 per share, for a total purchase price of $1,000 to Mr. Janssen, which amount was paid by the deduction of the amount from salary due and payable to Mr. Janssen as of the date of the subscription. The Company valued the 1,000,000 shares of the Company’s Series A convertible preferred stock at fair market value on the date of the agreement, and recorded stock-based compensation of $830,665.

F-20

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 8 - RELATED PARTY TRANSACTIONS (continued)

(5)	Executive Employment agreement with Nicholas Coriano

On April 27, 2021, Mr. Coriano was appointed as a Director and VP of East Coast Operations to serve until the next annual meeting of the shareholders or until his successor is duly appointed.

On March 31, 2021, the Company entered into an Executive Employment agreement with Nicholas Coriano and appointed Mr. Coriano to serve as the Vice President of Operations – East Coast Division of the Company beginning March 31, 2021 for a period of 5 years unless earlier terminated within the sole discretion of the CFO of the Company. Pursuant to the Executive Employment agreement:

(a)	a signing bonus of 1,650,000 restricted shares of the Company’s common stock as of March 31, 2021;

(b)	After a period of not more than 90 days from March 31, 2021, the Company shall issue to Mr. Coriano as continuity compensation, an additional number of shares required to bring the executive’s share position to a total of 5% of the then issued and outstanding shares of the Company;

(c)	At the time of an uplist to a major North American Stock Exchange, the Company agrees to issue to the executive an additional number of common shares to ensure the executive has a total of 5% of the issued and outstanding shares of the Company the day prior to up listing, less any shares previously issued under the terms of the agreement;

(d)	Others: performance bonus, incentive plan as available.

The Company valued the 1,650,000 shares at the closing price of the Company’s stock as traded on the OTCMarkets on the date of issuance and recorded stock-based compensation of $214,005 in fiscal year ended October 31, 2021.

The Company valued 3,647,904 shares issued with respect to the continuity compensation at the closing price of the Company’s stock as traded on the OTCMarkets on the date of issuance and recorded stock-based compensation of $360,413, during the year ended October 31, 2021.

(6)	Executive Employment agreement with Peter Divone Sr.

On September 22, 2021, the Company entered into an executive employment agreement with Peter Divone Sr. whereunder Mr. Divone shall serve as a business advisor to the Company and received compensation in the form of 100,000 fully earned shares of the Company’s common stock. The shares were valued at fair market value on issue and expensed upon issuance. Mr. Divone was concurrently appointed to the Company’s board of directors.

F-21

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 9 - STOCKHOLDERS’ EQUITY

Common Stock

The Company has a total of 175,000,000 shares authorized, $0.001 par value.

There are a total of 110,363,565 and 109,245,315 shares issued and outstanding, as of October 31, 2025, and October 31, 2024, respectively.

During the fiscal year ended October 31, 2025, the Company issued 803,250 shares in respect to the notice of conversion from a convertible note holder. (refer: Note 7(5))

During the fiscal year ended October 31, 2025, the Company issued an accumulated 315,000 of common stock as compensation for any missed interest payment. The shares were valued at $3,906 as of the effective date.

During the fiscal year ended October 31, 2024, the Company issued 1,000,000 shares in respect to a debt settlement agreement with an effective issue date for the shares of January 29, 2024. The shares were valued as of the effective date and are included in our outstanding shares as administratively issued as of the date of this report. (refer: Note 7(10))

During the fiscal year ended October 31, 2024, the Company issued 1,132,000 shares in respect to the notice of conversion from a convertible note holder. (refer: Note 7(9))

On February 5, 2024, the Company entered into a Consulting and Corporate Communications agreement with MJKB Capital (“MJKB”) whereunder MJKB will serve as Head of Communications for the Company, shaping the Company’s narrative to the public. In consideration for services provided for the period from February 5, 2024 to April 30, 2024 MJKB, or their assigns, shall receive 400,000 shares of the Company’s unregistered, restricted common stock valued at $0.025 per share or $10,000.

On June 6, 2024, the Company entered into a Consulting and Corporate Communications agreement with MJKB Capital (“MJKB”) whereunder MJKB will serve as Head of Communications for the Company, shaping the Company’s narrative to the public. In consideration for services provided for the period from May 1, 2024, to July 31, 2024 MJKB, or their assigns, shall receive 750,000 shares of the Company’s unregistered, restricted common stock valued at $0.015 per share or $11,250.

On September 4, 2024, the Company entered into an investor awareness contract for a term of two months with Howard Isaacs and Richard Cavalli (each party individually referred to as a “Contractor”) under which each Contractor shall receive 250,000 shares of unregistered, restricted common stock and $2,500 per month for services rendered. The shares were valued at $8,950 as of the effective date.

F-22

3DX INDUSTRIES, INC.

Notes to Consolidated Financial Statements For The Fiscal Years

Ended October 31, 2025 and 2024

NOTE 9 - STOCKHOLDERS’ EQUITY (continued)

On September 16, 2024, the Company entered into an investor awareness contract for a term of two months with Hey Sqrl (referred to as a “Contractor”) under which Contractor shall receive 250,000 shares of unregistered, restricted common stock and $2,500 per month for services rendered. The shares were valued at $3,750 as of the effective date.

During the fiscal year ended October 31, 2024, the Company issued a total of 200,000 shares on signing of a Convertible Note as a loan bonus. The shares were valued at $3,406 as of the effective date.

Preferred Stock

The Company has a total of 10,000,000 shares of Preferred Stock, $0.001 par value authorized, of which a total of 1,000,000 shares were designated as Series A Preferred on May 11, 2021.

The holders of the Series A Preferred Stock have the right to vote 51% of the then issued and outstanding common stock or equivalent equity of the Company.

On September 20, 2021, 1,000,000 shares of the Company’s Series A convertible preferred were offered and sold to the Company’s President, Mr. Roger Janssen, at par value, or $0.001 per share, for total consideration of $1,000.

There are a total of 1,000,000 shares of the Company’s Series A convertible preferred shares issued and outstanding, as of October 31, 2025 and October 31, 2024.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after the date of these financial statements were issued.

On February 12, 2026, the Company’s Board of Directors approved an increased Authorized Shares Capital to 750,000,000 (seven hundred and fifty million).

On March 17, 2026, the Company entered into a 5 (five) year lease at address 2693, Delta Ring Road, Units 1& 2 Ferndale, WA 98248. Rent is $2,557.5 per month for the first two months and $5,016 per month for the rest of the first year of the lease.

On April 20, 2026, the Company issued 10,000,000 (ten million) restricted common shares to Transcontinental Partners LLC as non-cash consideration for services rendered as approved by the Board on April 10, 2026, resulting in beneficial ownership of approximately 8.3% of the Company’s outstanding common stock, which is less than 10% but greater than 5%.

There have been no other events that would require adjustment to or disclosure in the financial statements.

F-23

PART III—EXHIBITS

The following exhibits are filed as part of this Form 1-A.

Exhibit No.	Description
3.1*	Amendment to Articles of Incorporation of 3DX Industries Inc. dated February 18, 2026
3.2*	Bylaws
11.1	Consent of Randall Lanham, Esq. (included in Exhibit 12.1)
11.2*	Consent of HUI Kwok Fai
12.1*	Opinion of Randall Lanham, Esq.

*Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ferndale, Washington, on May 13, 2026.

3DX INDUSTRIES INC.

Dated: May 13, 2026	By:	/s/ Roger Janssen
Roger Janssen
Chief Executive Officer
(Principal Executive and Financial Officer)

Dated: May 13, 2026	By:	/s/ Roger Janssen
Roger Janssen
Chief Operating Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger Janssen, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roger Janssen	Director	May 13, 2026
Roger Janssen

/s/ Roger Janssen	Director	May 13, 2026
Roger Janssen

III-2